Earnings Supplement Q1 2026

2 Q1 2026 Financial Highlights Q1 2026 (1) See reconciliation of GAAP to non-GAAP financial measures on page 9. Q1 2025 Revenue $20.5 million $24.4 million Adj. EBITDA1 $2.0 million $3.2 million Total Certs 21,064 27,638

3 Loan Origination Performance by Quarter & Channel Total certified loan volumes reflect typical seasonal patterns along with our strategic implementation of enhanced underwriting standards aimed at building a higher quality loan portfolio. In addition, the decrease in certified loans in 4Q25 and 1Q26 was partially driven by a temporary headwind in conversion rates as we tested pricing adjustments in response to emerging credit trends. Select changes were rolled back in phases and completed by mid-January 2026 and we do not expect this issue to create any ongoing disruption. Our CU/Bank channel loans typically have higher program fees compared to our OEM loans, which leads to more favorable economics. 22,038 21,808 22,260 24,215 23,591 21,449 17,254 19,000 6,925 5,627 3,805 3,423 2,931 2,431 2,054 2,064 28,963 27,435 26,065 27,638 26,522 23,880 19,308 21,064 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Total Cert Volume CU/Bank OEM 76.1% 79.5% 85.4% 87.6% 88.9% 89.8% 89.4% 90.2% 23.9% 20.5% 14.6% 12.4% 11.1% 10.2% 10.6% 9.8% 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Cert Mix by Channel CU/Bank OEM

4 Loan Origination Mix by Segment & Vehicle Category Loan origination mix in 1Q26 reflects a continued shift toward credit union partnerships. Our portfolio remains predominantly focused on used vehicles, which we believe serves the core needs of our target consumer base. 23.9% 20.5% 14.6% 12.4% 11.1% 10.2% 10.6% 9.8% 55.0% 56.8% 62.3% 65.1% 64.2% 64.2% 63.5% 66.5% 18.0% 19.5% 19.4% 18.2% 18.8% 19.8% 20.8% 19.5% 3.1% 3.2% 3.7% 4.3% 5.9% 5.8% 5.1% 4.2% 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Cert Mix by Segment OEM Indirect Direct Refinance 12.7% 12.9% 11.9% 11.6% 13.1% 12.5% 13.4% 12.5% 87.3% 87.1% 88.1% 88.4% 86.9% 87.5% 86.6% 87.5% 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Cert Mix by New/Used New Used

5 We believe our credit portfolio at 1Q26 demonstrates disciplined underwriting with a healthy mix across credit depth segments. Our credit builder exposure has also been reduced, with surcharges applied to accounts identified at the time of origination as having credit builder tradelines starting in 4Q24. We are continuing to identify credit builder products in the market; reported figures have been revised to reflect our latest view of this segment. Loan Origination Mix by Credit Profile 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Cert Mix by Credit Depth SuperThin Thin Normal Thick 16.1% 16.5% 10.7% 6.0% 5.9% 6.3% 6.4% 7.0% 83.9% 83.5% 89.3% 94.0% 94.1% 93.7% 93.6% 93.0% 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Credit Builder % CreditBuilder NonCreditBuilder

Facilitated Loan Volume & Average Loan Size Trends

Facilitated Loan Origination Volume ($M)



819.3
772.5
732.1
782.9
783.3
701.7
571.6
618.4
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26

Average Loan Size ($)



28,286
28,156
28,089
28,327
29,535
29,384
29,603
29,357
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26

The decreases in facilitated loan origination volume in 4Q25 and 1Q26 were driven by the reduction in loans certified due to a temporary headwind in conversion rates as we tested pricing adjustments in response to emerging credit trends.

Average loan size has increased in 1Q26 as compared to 1Q25. We believe this increase reflects our focus on higher-value lending opportunities and improved customer mix that supports enhanced unit economics for our fees.

6

7 Key Performance Indicators (1) Represents average profit share revenue per certified loan originated in the period excluding the impact of profit share change in estimate recognized in the period associated with historical vintages.

8 Financial Results (1) Profit share revenue for the first quarter of 2026 was impacted by a $0.7 million reduction in estimated profit share revenue related to business in historic vintages as compared to a $0.9 million reduction in the first quarter of 2025.

9 Reconciliation of GAAP to Non-GAAP Financial Measures Adjusted EBITDA ($ in 000's) (1) Beginning in the quarter ended June 30, 2025, we updated the presentation of Adjusted EBITDA to exclude interest income, as we believe the exclusion of interest income better aligns our presentation with comparable companies. Prior periods presented have been conformed to the current period presentation. (2) Beginning in the quarter ended September 30, 2025, we updated the presentation of Adjusted EBITDA to exclude certain other non-recurring expenses that do not contribute directly to management’s evaluation of its operating results. For the three months ended March 31, 2026, the adjustment for other non-recurring expenses includes certain non-recurring legal expenses.